Exhibit 99.1

JOINT FILING AGREEMENT
The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Common Stock, par value $0.001 per share, of Netcapital Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.
January 4, 2024
LIND GLOBAL FUND II LP

By:	Lind Global Partners II LLC
its General Partner

By:	/s/ Jeff Easton
Name:	Jeff Easton
Title:	Managing Member

LIND GLOBAL PARTNERS II LLC

By:	/s/ Jeff Easton
Name:	Jeff Easton
Title:	Managing Member

JEFF EASTON

By:	/s/ Jeff Easton